Exhibit 3.63

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIDELITY NATIONAL INFORMATION SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTEENTH DAY OF SEPTEMBER, A.D. 2005, AT 10:50 O’CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “C CO MERGER SUB, LLC” TO “FIDELITY NATIONAL INFORMATION SERVICES, LLC”, FILED THE THIRTY-FIRST DAY OF JANUARY, A.D. 2006, AT 1:35 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF FEBRUARY, A.D. 2006, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF JUNE, A.D. 2006, AT 12:43 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “FIDELITY NATIONAL INFORMATION SERVICES, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4028248 8100H	AUTHENTICATION: 8063671
100668509	DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

C CO MERGER SUB, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

I.

The name of the limited liability company (the “Company”) is C CO MERGER SUB, LLC.

II.

The name and the address of the registered agent of the Company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

Dated as of September 13, 2005.

/s/ Justin B. Heineman
Justin B. Heineman
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 10:53 AM 09/13/2005 FILED 10:50 AM 09/13/2005 SRV 050746978 – 4028248 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:35 PM 01/31/2006 FILED 01:35 PM 01/31/2006 SRV 060091298 – 4028248 FILE

CERTIFICATE OF MERGER

MERGING

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(a Delaware corporation)

INTO

C CO MERGER SUB, LLC

(a Delaware limited liability company)

Pursuant to Section 264 of the General Corporation Law of the State of Delaware and

Section 18-209 of the Limited Liability Company Act of the State of Delaware

C CO MERGER SUB, LLC, a Delaware limited liability company,

DOES HEREBY CERTIFY THAT:

FIRST: The name and jurisdiction of formation or organization of each of the domestic limited liability companies and other business entities which are to merge are:

Name	Jurisdiction of Formation or Organization

Fidelity National Information Services, Inc.	Delaware

C Co Merger Sub, LLC	Delaware

SECOND: An Agreement and Plan of Merger (the “Agreement of Merger”) has been approved and executed by C Co Merger Sub, LLC in accordance with the provisions of Section 18-209(b) of the Limited Liability Company Act of the State of Delaware and has been approved, adopted, certified, executed and acknowledged by Fidelity National Information Services, Inc. in accordance with the provisions of Section 264(c) of the General Corporation Law of the State of Delaware.

THIRD: As a result of amendments to the certificate of formation of C Co Merger Sub, LLC set forth below to be effected in the merger, the name of the surviving limited liability company is Fidelity National Information Services, LLC.

FOURTH: As of the effective time of the merger, Article I of the certificate of formation of C Co Merger Sub, LLC is hereby amended in its entirety to read as follows:

“I.

The name of the limited liability company (the “Company”) is Fidelity National Information Services, LLC.”

FIFTH: The merger shall be effective at 12:01 a.m., Eastern Time, on February 1, 2006.

SIXTH: The executed Agreement of Merger is on file at a place of business of the surviving limited liability company, the address of which is as follows;

Fidelity National Information Services, LLC

c/o Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of C Co Merger Sub, LLC and any stockholder of Fidelity National Information Services, Inc.

2

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be executed by its duly authorized representative on January 31, 2006.

C CO MERGER SUB, LLC

By:	Certegy Inc., its Manager

	By:	/s/ Lee A. Kennedy
		Name:	Lee A. Kennedy
		Title:	Chairman and Chief Executive Officer

CERTIFICATE OF MERGER SIGNATURE PAGE

State of Delaware Secretary of State Division of Corporations Delivered 12:49 PM 06/08/2006 FILED 12:43 PM 06/08/2006 SRV 060554868 – 4028248 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company; Fidelity National information Services, LLC

2	The Certificate of Formation of the limited liability company is hereby amended as follows:
The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

The name of the registered agent at that address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of May, A.D. 2006.

By:	/s/ Todd C. Johnson
Authorized Person(s)

Name:	Todd C. Johnson
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Vice President